                           SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.    )

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                            WITCO CORPORATION
          .................................................................
                   (Name of Registrant as Specified In Its Charter)

          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3)  Per unit price or other underlying value of transaction
          computed   pursuant to Exchange Act Rule 0-11 (Set forth the
          amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:

          .................................................................

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 26, 1995

To our Shareholders:

     The Annual Meeting of Shareholders of WITCO CORPORATION, a Delaware corporation (the 'Company'), will be held at Witco Corporation, One American Lane, 3rd Floor, Greenwich, Connecticut, on Wednesday, April 26, 1995, at 2:00 p.m., for the purpose of acting upon the following matters, as well as such other business as may properly come before the Annual Meeting or any adjournment thereof:

          1. To elect five directors, one for a term expiring in 1996 and four for terms expiring in 1998;

          2. To approve the adoption of the 1995 Stock Option Plan for Employees of Witco Corporation and its Subsidiaries (copy attached as Exhibit
             A); and

          3. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 1995.

     Only shareholders of record on the books of the Company at the close of business on March 10, 1995 will be entitled to vote at the meeting or any adjournment thereof.

     In order that your shares of stock may be represented at the Annual Meeting, please date and sign the enclosed proxy card and return it promptly in the enclosed envelope. If you attend the Annual Meeting, you may vote in person even though you have previously sent in your proxy card.

     A copy of the Company's Annual Report for the year 1994 is enclosed.

                      By order of the Board of Directors,

                                                            Dustan E. McCoy
                                                            Vice President,
                                                            General Counsel
                                                        and Corporate Secretary

Greenwich, Connecticut
March 27, 1995

                             YOUR VOTE IS IMPORTANT
               PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND
                  PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

                                     [LOGO]

                               WITCO CORPORATION
                  ONE AMERICAN LANE, GREENWICH, CT 06831-2559
                            ------------------------
                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 26, 1995
                            ------------------------

     This Proxy Statement is furnished to the shareholders of Witco Corporation (the 'Company') in connection with the solicitation on behalf of the Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held on April 26, 1995 and at any adjournment thereof. The Company expects that this Proxy Statement, with the accompanying proxy and the Annual Report for 1994, will be mailed to shareholders on or about March 27, 1995.

     TO ASSURE ADEQUATE REPRESENTATION AT THE ANNUAL MEETING, SHAREHOLDERS ARE REQUESTED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. Only shareholders of record at the close of business on March 10, 1995 will be entitled to vote at the meeting.

     Each share of Common Stock (par value $5 per share) and each share of $2.65 Cumulative Convertible Preferred Stock (par value $1 per share) outstanding at the close of business on March 10, 1995 will be entitled to one vote at the meeting and will vote together as one class for all of the stated purposes of the meeting. As of March 10, 1995, there were outstanding and entitled to vote at the meeting 56,173,302 shares of Common Stock and 7,288 shares of Preferred Stock.

     The Company has been informed by the Trustee under the Witco Corporation Employee Retirement Savings Plan (the 'Savings Plan') that shares of Common Stock held by the trustee under the Savings Plan's Company Stock Fund will be voted by the trustee in accordance with instructions received from the participants, and if no instructions are received, such shares will be voted in the same proportion as shares for which instructions are received from other participants in the plan.

     The proxy will be voted in accordance with the instructions of the person executing the same. In the absence of instructions to the contrary, proxies will be voted FOR the election of the five nominees for director named herein; FOR the approval of the adoption of the 1995 Stock Option Plan for Employees of Witco Corporation and its Subsidiaries; and FOR ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for 1995.

     The proxy is revocable by a shareholder at any time before the exercise thereof, and the giving of such proxy will not affect the shareholder's right to vote in person if it is later found to be convenient to attend the meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purposes of determining whether a quorum is present, and each is tabulated separately. In determining whether a proposal has been approved, abstentions and broker non-votes are not counted as votes for or against a proposal.

     The entire cost of this solicitation will be borne by the Company, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of stock. Proxies may be solicited personally, by mail, by telephone, by facsimile or by telegraph, by the directors, officers or other employees of the Company, without remuneration other than regular compensation. In addition, the Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies at a fee estimated to be $7,000, excluding out-of-pocket expenses.

     At the date of this Proxy Statement, management does not know of any matter to be brought before the meeting for action other than the matters described in the Notice of Annual Meeting and matters incident thereto. If any other matters should properly come before the meeting, the holders of the proxies will vote and act with respect to such matters in accordance with their best judgment. Discretionary authority to do so is conferred by the enclosed proxy.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of twelve directors, divided into three classes. Each class is elected to serve a three year term, and classes are elected on a staggered basis. The number of directors to be elected at the 1995 Annual Meeting is fixed at five. The directors who are nominated for election by the shareholders at the 1995 Annual Meeting are Messrs. Ashe, Burns, Mahoney, Polite and Wishnick.

     All of the nominees were elected by the shareholders at the 1992 Annual Meeting for a three year term. In order to comply with the requirements of the Company's By-laws and Restated Certificate of Incorporation that the number of directors in each class be as nearly equal as possible, Mr. Ashe will be elected to hold office until the Annual Meeting of Shareholders to be held in 1996, and Messrs. Burns, Mahoney, Polite and Wishnick will be elected to hold office until the Annual Meeting of Shareholders to be held in 1998, or until their successors are elected and qualify. Under the Board's current retirement policy, it is anticipated that Mr. Polite will serve two years of his three year term. Under Delaware law, a director elected to fill a vacancy on the Board serves until the next election of the class for which the director shall have been chosen.

     Unless otherwise specified, the proxies received will be voted FOR the election of the listed nominees.

     The nominees for director, their present principal occupation or employment as of February 28, 1995, and other positions held during the past five years are set forth below.

NOMINEE FOR ELECTION AS DIRECTOR SERVING UNTIL THE 1996 ANNUAL MEETING:
- -----------------------------------------------------------------------------------------------------------------

[PHOTO]                               Mr. Ashe is a business consultant. He is a member of Witco's Executive,
WILLIAM J. ASHE                       Finance and Organization and Compensation Committees.
Director since 1969                   Age 74



- -----------------------------------------------------------------------------------------------------------------

NOMINEES FOR ELECTION AS DIRECTORS SERVING UNTIL THE 1998 ANNUAL MEETING:
- -----------------------------------------------------------------------------------------------------------------

[PHOTO]                               Mr. Burns was Chief Executive Officer of Galen Associates and a General
WILLIAM G. BURNS                      Partner of Galen Partners L.P. from March 1990 to December 1990. Prior to
Director since 1986                   his retirement in May 1989, he was Vice Chairman of NYNEX Corporation. He
                                      is a Director of New York Life Insurance Company and Pierpont Funds. He is
                                      Chairman of Witco's Audit Committee and a member of the Organization and
                                      Compensation Committee.
                                      Age 62
- -----------------------------------------------------------------------------------------------------------------

[PHOTO]                               Mr. Mahoney is Vice Chairman and Chief Operating Officer, Witco. He was
WILLIAM E. MAHONEY                    Vice Chairman and Chief Operating Officer -- Chemicals from September 1992
Director since 1989                   to August 1994. Prior to September 1992, Mr. Mahoney was Executive Vice
                                      President -- Chemical Group. He is Chairman of Witco's Executive Committee
                                      and a member of the Pension Committee.
                                      Age 63
- -----------------------------------------------------------------------------------------------------------------

[PHOTO]                               Mr. Polite is Chairman and Director of Rotonics Manufacturing, Inc.
L. JOHN POLITE, JR.                   (formerly Koala Technologies, Inc.) in Gardena, CA. Prior to his retirement
Director since 1989                   in December 1992, he was Chairman of Peridot Chemicals (New Jersey), Inc.
                                      in Clifton, N.J. He is a Director of Peridot Chemicals (New Jersey), Inc.
                                      and Jones Medical Industries, Inc. Mr. Polite is a member of Witco's
                                      Finance and Pension Committees.
                                      Age 73
- -----------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------

[PHOTO]                               Mr. Wishnick is a business consultant. He was elected Chairman of the Board
WILLIAM WISHNICK                      of Witco in 1964 and assumed the additional responsibility of Chief
Director since 1949                   Executive Officer in 1971. He held these positions until October 1990. Mr.
                                      Wishnick is a member of Witco's Executive, Finance and Pension Committees.
                                      Age 70

DIRECTORS SERVING UNTIL THE 1996 ANNUAL MEETING:
- -----------------------------------------------------------------------------------------------------------------

[PHOTO]                               Mr. Hohn is Chairman of the Board and Chief Executive Officer of New York
HARRY G. HOHN                         Life Insurance Company, New York, N.Y. Prior to August 1990, he was Vice
Director since 1989                   Chairman of New York Life Insurance Company. He is Chairman of Witco's
                                      Pension Committee and a member of the Organization and Compensation
                                      Committee.
                                      Age 62
- -----------------------------------------------------------------------------------------------------------------

[PHOTO]                               Mr. Samuel is a business consultant. Prior to his retirement, Mr. Samuel
DAN J. SAMUEL                         was for many years a senior executive of the Royal Dutch/Shell Group of
Director since 1985                   Companies. He is a director of Measurement Specialties, Inc. Mr. Samuel is a member of Witco's Audit, Executive and Organization and Compensation
                                      Committees.
                                      Age 69
- -----------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------

[PHOTO]                               Mr. Wesson is President of Galen Associates, a health care venture firm,
BRUCE F. WESSON                       and a General Partner of Galen Partners L.P. Prior to January 1991, he was
Director since 1980                   Senior Vice President and Managing Director of Smith Barney, Harris Upham &
                                      Co. Incorporated, Investment Bankers, New York, N.Y. (a subsidiary of
                                      Primerica Corporation). He is a Director of Cryolife, Inc. Mr. Wesson is
                                      Chairman of Witco's Finance Committee and a member of the Pension
                                      Committee.
                                      Age 52

DIRECTORS SERVING UNTIL THE 1997 ANNUAL MEETING:
- -----------------------------------------------------------------------------------------------------------------

[PHOTO]                               Mr. Brinberg is Senior Vice President of BRT Realty Trust, Senior Vice
SIMEON BRINBERG                       President of Georgetown Partners, Inc. and Vice President of One Liberty
Director since 1987                   Properties, Inc. He was Counsel to Bachner, Tally, Polevoy & Misher prior to November 1990. Mr. Brinberg is a member of Witco's Audit, Nominating and
                                      Pension Committees.
                                      Age 61
- -----------------------------------------------------------------------------------------------------------------

[PHOTO]                               Mr. Grant is Chairman of Galen Associates, a health care venture firm, and
WILLIAM R. GRANT                      a General Partner of Galen Partners L.P. He is a Director of SmithKline
Director since 1970                   Beecham p.l.c., Fluor Corporation, New York Life Insurance Company,
                                      Allergan, Inc. and Seagull Energy Corp. Mr. Grant is Chairman of Witco's
                                      Organization and Compensation Committee and a member of the Executive and
                                      Nominating Committees.
                                      Age 70
- -----------------------------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------

[PHOTO]                               Mr. Hayden is a Partner of Goldman, Sachs & Co., Investment Bankers, New
RICHARD M. HAYDEN                     York, N.Y. He is a director of Cortefiel, S.A. Mr. Hayden is a member of
Director since 1992                   Witco's Audit, Finance and Nominating Committees.
                                      Age 49
- -----------------------------------------------------------------------------------------------------------------

[PHOTO]                               Mr. Toller is Chairman of the Board and Chief Executive Officer, Witco. He
WILLIAM R. TOLLER                     was Vice Chairman and Chief Financial Officer from March 1990 through
Director since 1987                   September 1990 when he assumed his current position. Prior to March 1990,
                                      Mr. Toller was Executive Vice President -- Finance and Administration. He
                                      is Chairman of Witco's Nominating Committee and a member of the Executive
                                      Committee.
                                      Age 64
- -----------------------------------------------------------------------------------------------------------------

OWNERSHIP OF SECURITIES BY DIRECTORS AND OFFICERS

     As of February 28, 1995, the directors of the Company and each executive officer named in the Summary Compensation Table, individually, and all directors and executive officers of the Company as a group beneficially owned shares of Common Stock of the Company as follows:

                                                                                  AMOUNT OF BENEFICIAL OWNERSHIP
                                                                             ----------------------------------------
                                 NAME OF                                     DIRECT &
                                BENEFICIAL                                   INDIRECT     EXERCISABLE     PERCENT OF
                                  OWNER                                      OWNERSHIP    OPTIONS(A)       CLASS(B)
- --------------------------------------------------------------------------   ---------    -----------    ------------

Denis Andreuzzi...........................................................       4,216      189,760      less than 1%
William J. Ashe...........................................................      62,973       --          less than 1%
Simeon Brinberg...........................................................       2,201       --          less than 1%
William G. Burns..........................................................       2,001       --          less than 1%
Michael D. Fullwood.......................................................       3,650       42,420      less than 1%
William R. Grant..........................................................       3,375       --          less than 1%
Richard M. Hayden.........................................................       2,001       --          less than 1%
Harry G. Hohn.............................................................         201       --          less than 1%
Gerald Katz...............................................................      29,009       22,080      less than 1%
William E. Mahoney........................................................      21,786       68,148      less than 1%
L. John Polite, Jr........................................................       9,001       --          less than 1%
Dan J. Samuel.............................................................       2,201       --          less than 1%
Robert J. Seward..........................................................      10,001       17,620      less than 1%
William R. Toller.........................................................      60,847       82,618      less than 1%
Bruce F. Wesson...........................................................       1,501       --          less than 1%
William Wishnick..........................................................     303,491(c)    --          less than 1%
All directors and executive officers as a group
  (a total of 28 individuals including those named above).................     673,216      556,812              2.2%

- ------------

     The information provided in the above chart as to each director and named executive officer, individually, and all directors and executive officers as a group is based on information received from such individuals. However, the listing of such shares is not necessarily an admission of beneficial ownership by the person. Unless otherwise indicated in the footnotes below, such individuals held, together with certain members of their family, sole voting and investment power over the shares.

 (a) Represents options exercisable within 60 days granted under the 1989 and 1992 Stock Option Plans to such persons. The options are exercisable at prices ranging from $13.00 to $31.75. The closing price for Witco Common Stock on the New York Stock Exchange on February 28, 1995 was $28.625 per share.

 (b) The number of shares of Common Stock outstanding on February 28, 1995 was 56,173,302.

 (c) Does not include 8,000 shares owned by a charitable foundation of which Mr. Wishnick is a director and president and, as president, has sole voting and investment power over the shares. Mr. Wishnick disclaims beneficial ownership of the Witco shares held by this foundation.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership of any class of the Company's registered equity securities with the Securities and Exchange Commission and the New York Stock Exchange. The Company believes that during 1994 all Section 16(a) filing requirements applicable to its directors and officers were complied with, except that William E. Mahoney, Vice Chairman, Messrs. Brightwell and Golubock, Vice Presidents, and Messrs. Cohen, Jury and Uhoda, each of whom is retired, but held the position of Vice President during 1994, inadvertently failed to file a Form 4 in connection with a reallocation of investments under the Company's Employee Retirement Savings Plan when the Company changed the Administrator of that plan. Those delinquencies were corrected in the annual Form 5 filed by each of those officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below is a table indicating those persons whom the management of the Company believes to be beneficial owners of more than 5% of any class of the Company's securities as of February 28, 1995. The following information is based on reports filed with the Company and the Securities and Exchange Commission as of December 31, 1994 in accordance with Section 13(g) of the Securities Exchange Act of 1934.

                       NAME AND ADDRESS                                SHARES          PERCENT
                     OF BENEFICIAL OWNER                         BENEFICIALLY OWNED    OF CLASS
- --------------------------------------------------------------   ------------------    --------
Delaware Management Company, Inc. ............................        5,370,060(1)       9.56%
  10 Penn Center Plaza
  Philadelphia, PA 19103
Putnam Investments, Inc. .....................................        4,520,050(2)       8.00%
  One Post Office Square
  Boston, MA 02109
Wellington Management Company ................................        4,601,340(3)       9.12%
  75 State Street
  Boston, MA 02109

- ------------

(1) Delaware Management Company, Inc. has advised that with respect to such shares they have (i) sole voting power for 3,719,300 shares and shared voting power for 53,200 shares and (ii) sole dispositive power for 5,280,160 shares and shared dispositive power for 89,900 shares.

(2) Putnam Investments, Inc. has advised that with respect to such shares they have (i) shared voting power for 64,250 shares and (ii) shared dispositive power for 4,520,050 shares.

(3) Wellington Management Company has advised that with respect to such shares they have (i) shared voting power for 961,950 shares and (ii) shared dispositive power for 4,601,340 shares.

   To the best of the Company's knowledge, as of February 28, 1995, no other person owned more than 5% of the outstanding voting securities of the Company.

OTHER TRANSACTIONS

     Mr. Hohn is Chairman of the Board and Chief Executive Officer and Messrs. Burns and Grant are Directors of New York Life Insurance Company. This firm has issued guaranteed investment contracts for Witco's Employee Retirement Savings Plan in the past and may provide similar services during 1995.

     Mr. Hayden is a Partner of Goldman, Sachs & Co., Investment Bankers. This firm has provided investment banking services to the Company for many years and is expected to continue to provide such services during 1995.

BOARD OF DIRECTORS -- MEETINGS HELD AND COMMITTEES

     The Board of Directors held 8 meetings during 1994. Each director, with the exception of Messrs. Grant, Hohn and Samuel, attended 75% or more of the meetings of the Board of Directors and Committees of which he was a member.

     The Board of Directors has the following standing committees:

     Executive Committee. The Executive Committee has been, and from time to time is, delegated authority by the Board to exercise the powers of the Board in matters pertaining to the management of the business (7 meetings during 1994).

     Audit Committee. The functions of the Audit Committee include (a) making recommendations to the full Board as to engagement of the Company's independent auditors, (b) reviewing with the independent auditors the plan and results of the audit engagement, (c) reviewing the scope and results of the Company's internal audit procedures, (d) reviewing the independence of the independent auditors, (e) reviewing the adequacy of the Company's system of internal accounting controls, (f) reviewing or participating in reviews of matters relating to audit, accounting and financial statements, (g) reviewing proposed audit fees and other fees of the independent auditors, and (h) reviewing non-audit services performed by the independent auditors (4 meetings during 1994).

     Finance Committee. The functions of the Finance Committee include (a) reviewing and evaluating financing strategies proposed by management, (b) reviewing proposed corporate forecasts and financial needs, (c) reviewing and evaluating investment policies for corporate funds and (d) such other matters affecting the financial well-being of the Company as the Committee may determine to be appropriate (3 meetings during 1994).

     Nominating Committee. The Nominating Committee is responsible for (a) reviewing qualifications and recommendations for replacement and/or additional nominees to the Board of Directors, (b) reviewing and recommending the amount of compensation to be paid to non-employee members of the Board, including compensation for committee memberships, meeting fees or such other compensation as may be deemed appropriate, (c) recommending policies regarding directors to the Board, and (d) such other duties and responsibilities as may be delegated to the Nominating Committee by the Board of Directors (2 meetings during 1994).

     Organization and Compensation Committee. The functions of the Organization and Compensation Committee include (a) recommending approval to the full Board of the remuneration arrangements for officers, (b) recommending the adoption of compensation and benefit plans applicable to employee directors and officers,
(c) exercising plenary authority in its discretion to determine the purchase price of the Common Stock issuable upon the exercise of each option, to determine the employees to whom, and the time or times at which options shall be granted and the number of shares to be issuable upon the exercise of each option, to interpret the option plans, to prescribe, amend and rescind rules and provisions relating to option plans, to determine the terms and provisions of the respective option agreements and to make all other determinations deemed necessary or advisable for the administration of the stock option plans, (d) reviewing the performance of the Chief Executive Officer and approving his overall compensation, (e) reviewing with the Chief Executive Officer the management and corporate organization structures, management organization succession plans, performance of officers and overall compensation policy of the Corporation, (f) reviewing and approving for submission to the Board of Directors election of officers and (g) jointly reviewing with Nominating Committee recommendations for employee members of the Board of Directors prior to submission to the Board (5 meetings during 1994).

     Pension Committee. The Pension Committee is responsible for (a) reviewing the pension actuarial reports, (b) reviewing pension fund performance and (c) establishing fund investment policies. In addition, it recommends to the Executive Committee or the full Board changes in plan benefits, trustees or fund managers and recommends annual fund contributions to the plans (5 meetings during 1994).

COMPENSATION OF DIRECTORS

     Non-employee directors are paid an annual retainer of $21,000, an attendance fee of $700 per Board meeting, and are reimbursed for travel expenses. Non-employee directors, who are members of Committees of the Board, receive additional annual retainers as follows: Executive -- $4,000; Audit -- $3,000; Finance -- $2,500; Nominating -- $2,500; Organization and Compensation -- $2,500; and Pension -- $2,500. Any director entitled to receive annual retainers and attendance fees may elect to defer payment of all or any part of such compensation pursuant to the Company's Deferred Directors' Fees Plan until, generally, after the termination of the directors' relationship with the Company or in the event of death, in which case such deferred compensation will be paid to a beneficiary as designated.

     The Company retained Mr. Wishnick, upon his retirement as Chairman of the Board and Chief Executive Officer, as an independent consultant for the period February 1, 1991 through January 31, 1993 at an annual retainer of $100,000. On October 22, 1992, the Company extended the consultancy agreement with Mr. Wishnick for the period February 1, 1993 through January 31, 1995 at an annual retainer of $110,000. Thereafter, the agreement is automatically extended for additional terms of one (1) year each unless either party gives ninety (90) days written notice of its intention not to continue such agreement. In addition, the Company makes office space and a part-time secretary available for use by Mr. Wishnick.

EXECUTIVE COMPENSATION

Cash Compensation

     The following table shows cash compensation paid, and certain other compensation paid or accrued, by the Company during the years ended December 31, 1994, 1993 and 1992, to each of the Company's six most highly compensated executive officers, including the Chief Executive Officer, in all capacities in which they served. All individuals included in the table, with the exception of Mr. Andreuzzi, were executive officers of the Company as of December 31, 1994 and at all times during the periods shown. Mr. Andreuzzi retired from his position of Vice Chairman and Chief Operating Officer -- Petroleum on August 1, 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                                                      ------------
                                                                                       SECURITIES
                                                               ANNUAL COMPENSATION     UNDERLYING
                     NAME AND                                ----------------------     OPTIONS/           ALL OTHER
                PRINCIPAL POSITION                    YEAR   (SALARY)($)  BONUS ($)   SAR'S (#)(1)    COMPENSATION ($)(2)
- ---------------------------------------------------   ----   -----------  ---------   ------------    -------------------

William R. Toller                                     1994   $ 590,000    $ 430,100      125,000           $ 166,945
  Chairman and Chief                                  1993     545,000      364,100       97,600              14,643
  Executive Officer                                   1992     498,877      210,000       97,400              17,440

William E. Mahoney                                    1994   $ 437,500    $ 252,300       69,100           $   6,984
  Vice Chairman and Chief                             1993     400,000      204,200       62,500              12,897
  Operating Officer                                   1992     311,250      117,200       42,200              10,682

Michael D. Fullwood                                   1994   $ 295,000    $ 151,400       38,500           $   4,500
  Executive Vice President and                        1993     275,000      137,800       32,200               7,075
  Chief Financial Officer                             1992     215,000       81,300       22,600               6,450

Robert J. Seward                                      1994   $ 196,000    $ 117,600       16,900           $   6,308
  Group Vice President --                             1993     187,000       64,900       15,000              10,131
  Diversified Products                                1992     178,000       41,400       20,600              12,574

Gerald Katz                                           1994   $ 240,000    $  70,700       25,600           $ 150,942
  Group Vice President and Senior Managing            1993     225,000      103,700       21,600              62,215
  Director -- Witco Europe                            1992     184,000       55,300       20,800               5,535

Denis Andreuzzi                                       1994   $ 280,449    $ 115,100       68,700           $ 118,029
  Retired Vice Chairman and Chief                     1993     422,300      195,900       62,500               9,015
  Operating Officer -- Petroleum                      1992     410,000      130,600       73,200               8,806

- ------------

(1) The stock options granted during 1994, 1993 and 1992 were granted pursuant to the 1992 Stock Option Plan which does not provide for tandem or stand-alone stock appreciation rights (SAR's).

(2) All Other Compensation includes: (i) the Company's contribution on behalf of the respective executive officer pursuant to the terms of the Company's Employee Retirement Savings Plan ('Savings'); (ii) amounts related to the difference between the statutory value of Group-term Life Insurance ('GLI') coverage, as determined pursuant to the Internal Revenue Code and Regulations, and the actual cost of coverage paid for by the employee; and
    (iii) Mortgage Interest Differential ('MID') for employees that have relocated at the Company's request. Such employees are compensated for the difference in mortgage interest between the old and new mortgage during the first five years after relocation starting at 100% in the first year and decreasing by 20% in each of the succeeding years. The table below sets forth the components of All Other Compensation described in (i) through
    (iii) above, for the year ended December 31, 1994, for the above named executive officers:

                                                                   SAVINGS     GLI       MID
                                                                   -------    ------    ------
   William R. Toller............................................   $4,500     $3,154    $8,804
   William E. Mahoney...........................................    4,500      2,484      --
   Michael D. Fullwood..........................................    4,500       --        --
   Robert J. Seward.............................................    4,500       --       1,808
   Gerald Katz..................................................    4,500        388      --
   Denis Andreuzzi..............................................    4,500       --        --

                                               (footnote continued on next page)

(footnote continued from previous page)

    The 1994 amounts shown above in the All Other Compensation column also include $150,487 for relocation expenses paid or reimbursed by the Company on behalf of Mr. Toller, $146,054 related to payments for foreign cost of living allowances, foreign housing costs and tax protection related to Mr. Katz's overseas assignment, and $113,529 for retirement benefits paid to Mr. Andreuzzi pursuant to the various retirement plans of the Company.

1994 Deferred Compensation Plan

     The Board of Directors adopted the 1994 Deferred Compensation Plan (the 'Deferred Plan') to provide certain employees with the opportunity to defer some or all of the base salary and/or bonus otherwise payable to them by the Company. An employee who is a participant in either the Officers' Annual Incentive Plan or the Management Incentive Plan is eligible to participate in the Deferred Plan. Amounts deferred for 1995 can either earn interest at an annual rate equal to the yield quotation as of the end of the calendar quarter for the U.S. Treasury 10-year note or be converted into phantom shares of the Company's Common Stock which will earn additional phantom shares on each day the Company pays a dividend. Deferred account balances are payable in cash and are distributed at the election of the participant in a lump sum or installments at the time specified by the participant or at retirement or termination. In the event of a change in control, as defined in the Deferred Plan, deferred account balances are paid in cash and are distributed not later than 15 days after the date of the change in control.

Stock Option Grants

     The following table provides certain information concerning the grant of options during the year ended December 31, 1994 to the executive officers named in the Summary Compensation Table. In addition, hypothetical gains or spreads, calculated based on assumed rates of annually compounded stock price appreciation of 5% and 10% over the term of the option, have been included in the table.

             OPTION GRANTS DURING THE YEAR ENDED DECEMBER 31, 1994

                                     INDIVIDUAL GRANTS (1)(2)
                        ---------------------------------------------------     POTENTIAL REALIZABLE VALUE AT
                         NUMBER OF    % OF TOTAL                                     ASSUMED ANNUAL RATES
                        SECURITIES     OPTIONS                                 OF STOCK PRICE APPRECIATION FOR
                        UNDERLYING    GRANTED TO    EXERCISE OR                          OPTION TERM
                          OPTIONS     EMPLOYEES     BASE PRICE   EXPIRATION   ----------------------------------
         NAME           GRANTED (#) IN FISCAL YEAR ($/SHARE) (3)    DATE            5%                 10%
- ----------------------- ----------- -------------- ------------- ----------   --------------      --------------

William R. Toller......    125,000         16.01%  $   31.75        6/7/04    $  2,495,926        $  6,325,165
William E. Mahoney.....     69,100          8.85%  $   31.75        6/7/04    $  1,379,748        $  3,496,551
Michael D. Fullwood....     38,500          4.93%  $   31.75        6/7/04    $    768,745        $  1,948,151
Robert J. Seward.......     16,900          2.17%  $   31.75        6/7/04    $    337,449        $    855,162
Gerald Katz............     25,600          3.28%  $   31.75        6/7/04    $    511,166        $  1,295,394
Denis Andreuzzi........     68,700          8.80%  $   31.75        8/1/97(4) $    362,448(4)     $    763,982(4)

- ------------

(1) Each option was granted on June 7, 1994 to purchase shares of the Company's $5.00 par value Common Stock. Twenty percent of the shares subject to the options become exercisable one year from the date of grant and 20% become exercisable on each of the four succeeding anniversaries, provided the optionee continues to be employed by the Company or any of its subsidiaries. Only

                                              (footnotes continued on next page)

(footnotes continued from previous page) those options exercisable as of the date of the optionee's termination may be exercised during the 90 day period following such termination date; however, upon termination by (i) early or normal retirement, (ii) death or
    (iii) disability any option not then exercisable shall become immediately exercisable and shall be exercisable during the three year period following such termination; provided that in no event shall options be exercisable after the expiration of 10 years from the date of grant. The actual value an optionee receives is dependent on future stock market conditions and there can be no assurance that the amounts reflected in the right hand columns of the table will actually be realized. No gain to the optionee is possible without an appreciation in stock value which will benefit all shareholders commensurately.

(2) The options were granted pursuant to the 1992 Stock Option Plan which does not provide for tandem or stand-alone stock appreciation rights.

(3) Payment for shares of Common Stock of the Company upon exercise of a stock option may be made in cash, or in such other form of consideration, as deemed appropriate by the Committee (including cashless exercise procedures), or shares of Common Stock, or a combination of cash and shares of Common Stock.

(4) Upon Mr. Andreuzzi's retirement on August 1, 1994, these options became immediately exercisable and remain exercisable through August 1, 1997 pursuant to the terms of the 1992 Stock Option Plan. As such, the potential realizable value calculation was adjusted accordingly.

Stock Option Exercises

     The following table provides information regarding stock option exercises by the named executive officers during the year ended December 31, 1994, including the aggregate value realized on the date of exercise. In addition, unexercised stock options (both exercisable and unexercisable) as of December 31, 1994, as well as the value of in-the-money unexercised options (i.e. options which had a positive spread between the exercise price and the fair market value of the Company's Common Stock as of December 31, 1994) have been included in the table. The closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 1994 was $24.6563.

        AGGREGATED OPTION EXERCISES IN THE YEAR ENDED DECEMBER 31, 1994
                           AND YEAR-END OPTION VALUES
                           YEAR-END VALUE -- $24.6563

                                                                         NUMBER OF SECURITIES
                                                                    UNDERLYING UNEXERCISED OPTIONS     VALUE OF UNEXERCISED IN-THE-
                                           SHARES                          AT YEAR-END (#)              MONEY OPTIONS AT YEAR-END
                                         ACQUIRED ON      VALUE     ------------------------------    ------------------------------
                 NAME                    EXERCISE(#)    REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- --------------------------------------   -----------    ---------   -------------    -------------    -------------    -------------
William R. Toller.....................      -0-            --            55,000          261,520        $   181,421      $   191,759
William E. Mahoney....................      -0-            --            47,604          144,420        $   189,222      $    83,083
Michael D. Fullwood...................      -0-            --            28,280           77,820        $   123,664      $    44,494
Robert J. Seward......................      17,792      $ 244,843        11,240           41,260        $    27,038      $    40,557
Gerald Katz...........................       7,600      $ 102,429        12,640           55,360        $    27,300      $    40,951
Denis Andreuzzi.......................      16,000      $ 231,000       189,760          --             $   192,153         --

                             Certain Benefit Plans

Defined Benefit Pension Plan

     The Company currently has a qualified, non-contributory defined benefit plan, the Witco Corporation Retirement Plan, which covers executive officers and non-bargaining employees. Contributions to the pension plan in respect of any person are not and cannot be separately or individually calculated. The aggregate contribution to the plan during 1994 was approximately .41% of the total remuneration of plan participants covered by such plan. The remuneration covered by the plan represents the base salary plus commissions.

     Under the pension plan, a normal retirement benefit is based on (a) 1.5% of the individual's final average earnings (average base salary for the 60 months preceding retirement using 1992 base salary for years prior to 1992) multiplied by years of credited service, reduced by (b) 1.5% of the individual's Social Security benefit at retirement multiplied by years of credited service (to a maximum of 50% of the Social Security benefit). Pension benefits will not be less than the amount accrued as of December 31, 1993 under the pre-amended plan.

     To the extent that benefits under the qualified plan exceed limits established by the Internal Revenue Code of 1986, as amended (the 'Code'), they are payable under the Excess Benefit and Compensation Cap Plan of Witco Corporation (the 'Excess Plan') which provides for the payment of benefits in excess of certain limitations imposed by the provisions of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), or limitations on compensation or benefits that may be imposed by the Code.

     The following table illustrates the estimated annual benefits payable to an employee, including those named in the Summary Compensation Table on page 11, under the qualified and excess plans. These estimates assume continued employment until the normal date of retirement at age 65, and are based on a straight-life annuity form of retirement income. Amounts shown in the table will be reduced by the Social Security offset.

                                                  YEARS OF SERVICE
   FINAL        -------------------------------------------------------------------------------------
AVERAGE PAY       10           15           20           25           30           35           40
- -----------     -------     --------     --------     --------     --------     --------     --------

 $ 100,000      $15,000     $ 22,500     $ 30,000     $ 37,500     $ 45,000     $ 52,500     $ 60,000
   150,000       22,500       33,750       45,000       56,250       67,500       78,750       90,000
   200,000       30,000       45,000       60,000       75,000       90,000      105,000      120,000
   250,000       37,500       56,250       75,000       93,750      112,500      131,250      150,000
   300,000       45,000       67,500       90,000      112,500      135,000      157,500      180,000
   350,000       52,500       78,750      105,000      131,250      157,500      183,750      210,000
   400,000       60,000       90,000      120,000      150,000      180,000      210,000      240,000
   450,000       67,500      101,250      135,000      168,750      202,500      236,250      270,000
   500,000       75,000      112,500      150,000      187,500      225,000      262,500      300,000
   550,000       82,500      123,750      165,000      206,250      247,500      288,750      330,000
   600,000       90,000      135,000      180,000      225,000      270,000      315,000      360,000
   650,000       97,500      146,250      195,000      243,750      292,500      341,250      390,000

     As of December 31, 1994, Messrs. Toller, Mahoney, Fullwood, Seward and Katz had completed 9, 14, 7, 18, and 29 years of credited service, respectively.

Supplemental Executive Retirement Plan

     The Company has a Supplemental Executive Retirement Plan (the 'SERP') and participants in the plan are or have been corporate officers selected by the Board of Directors. The SERP supplements coverage under the Company's pension plan and provides a participant, who retires at or after age 65, with 50% of his average base salary plus bonuses (averaged over three years preceding retirement) less amounts paid under the pension plan, the Excess Plan and 50% of Social Security benefit.

     Estimated annual target retirement benefits under all Retirement Plans including the Supplemental Executive Retirement Plan, payable as a 50% Joint and Survivor annuity or 15 year certain annuity (if unmarried) at age 65 are as follows, assuming future base salary and bonus remain at current levels: Mr. Toller $432,500, Mr. Mahoney $337,400, Mr. Fullwood $215,900, Mr. Seward $149,300, and Mr. Katz $148,100. Mr. Andreuzzi currently receives $272,470 annually pursuant to his retirement effective August 1, 1994.

     In the event of death, the Company will pay a benefit to the executive's beneficiary.

     In the event of the actual or constructive termination of employment of a participant within three years after a change in control, as defined in the SERP, he will be entitled to a lump-sum payable in cash equal to three times his average total pay (averaged over five years) less $1.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 1994, the Organization and Compensation Committee (the 'Committee') was composed of Messrs. Ashe, Burns, Grant, Hohn and Samuel. All members of the Committee participated in decisions related to compensation of the Company's executive officers.

     Prior to his retirement in May 1986, Mr. Ashe was President and Chief Operating Officer of the Company.

     Mr. Hohn is Chairman of the Board and Chief Executive Officer of New York Life Insurance Company. This firm has issued guaranteed investment contracts for Witco's Employee Retirement Savings Plan in the past and may provide services during 1995.

     No executive officer of the Company served as a director or member of a compensation committee of another entity, one of whose executive officers served as a director or on the Committee of the Company.

             REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE

     This report describes the role of the Organization and Compensation Committee and provides an overview of the Company's executive compensation philosophy. The report also describes how the executive compensation program was administered in 1994 with specific emphasis on the Committee's decisions affecting the compensation of the chief executive officer.

THE COMMITTEE'S ROLE

     The Committee reviews and approves each element of the Company's executive compensation program and periodically assesses the effectiveness of the program as a whole. This program covers the chief executive officer, the five other named executive officers, and all other executive officers of the Company. Specifically, the Committee approves the salaries of all executive officers, cash awards under the Company's Officers' Annual Incentive Program, the grant of stock options under the Stock Option Plan, and the provision of any special benefits or perquisites to executive officers. In addition to approving salaries and grants for individual executive officers, the Committee also reviews the aggregate expenditure of funds for cash incentives, the aggregate allocation of shares for proposed stock option plans, and the ongoing operation of the executive compensation program described above. In addition, the Committee periodically reviews the design of each component of the executive compensation program and considers alternatives which may better meet the Company's objectives.

     To carry out its responsibilities, the Committee's five non-employee directors met 5 times during 1994.

OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM

     The two principal objectives of the Company's executive compensation program are to:

           -- Provide competitive total compensation opportunities that will serve to attract and retain highly qualified executives who can achieve the long-term financial and strategic goals of the Company and produce increased value for shareholders.

           -- Provide a comprehensive compensation program which emphasizes the pay-for-performance philosophy of the Company by integrating executive compensation with short and long-term performance goals of the Company and its key business units and rewarding each executive's individual initiative and achievements.

     With respect to the first objective, it is the Committee's intention to set total compensation opportunity levels which are competitive with a comparison group of chemical and petroleum product companies and other major publicly-traded companies of similar size and complexity (the 'Comparison Group') because the Committee believes that the relevant market for executive talent is broader than those companies against which it directly competes. The Committee regularly reviews information derived from various sources, including proxy statements, industry surveys, and external compensation consultants. Thus, the companies included in the Comparison Group are not the same as the companies represented in the published industry indexes in the Comparison of Five-Year Cumulative Total Return graph included in this Proxy Statement.

     The Committee examines specific salary and incentive target recommendations for each executive officer based on the requirements, responsibilities, and specific goals for each position. In general, it is the Committee's intention to target base salary, incentive compensation, and stock option grants to the median compensation levels of the Comparison Group when the Company is operating at fully acceptable levels of performance.

     With respect to the second objective, the Company's executive compensation programs are designed to place a significant portion of the total compensation opportunity at risk. The two principal incentive programs of the Company, the Officers' Annual Incentive Program ('OAIP') and the Stock Option Plan ('SOP'), use different performance measures and periods to create a significant variable opportunity linking total compensation to a broad range of performance parameters.

     It is the general intention of the Committee to attempt to assure that executive compensation will meet the requirements for deductibility under
Section 162(m) of the Code. That provision establishes a limit on the deductibility of annual compensation for certain executive officers which exceeds $1,000,000. The Committee has directed the Company's management to review executive compensation arrangements and employee benefit plans with a view to determining the procedures and changes necessary to comply with this provision of the Code. However, the Committee reserves the right, under appropriate circumstances and where merited by individual performance, to nevertheless authorize compensation payments which may not, in a specific case, be fully deductible by the Company.

OVERVIEW OF EXECUTIVE COMPENSATION AND 1994 COMMITTEE ACTIONS

     As indicated above, the Company's executive compensation program has three principal components: base salary, annual cash incentives under the OAIP, and stock options under the SOP. The Committee's decisions and actions during 1994 with respect to each of these components are discussed below.

THE BASE SALARY PROGRAM

     The base salary program is intended to provide base salary levels that are externally competitive and internally equitable, and to reflect each executive officer's sustained performance and cumulative contribution to the Company. The current salary of each executive officer is compared to salary surveys and proxy data for similar positions having approximately the same scope of responsibility. Each executive officer's individual performance is then reviewed to arrive at a merit increase determination. These merit increases are then reviewed within the context of the total merit increase budget to determine reasonableness. In 1994, merit increases for individual executive officers of the Company ranged from 0% to 8.8% of base salary producing an average merit increase of 5.6% for all executive officers of the Company. This analysis is necessarily a subjective process which utilizes no specific weighting or formula with respect to the described factors in determining the base salaries of executive officers.

THE OFFICERS' ANNUAL INCENTIVE PROGRAM

     The OAIP provides for annual cash incentive compensation based on various performance measures for executive officer positions. Bonus awards are paid under the OAIP only if performance exceeds a predetermined performance target reflecting minimally acceptable performance. The minimum or threshold level of performance, which provides a basic award of 50% of the target payout, is set at 80% of the performance target. If actual results fall short of this threshold no incentive compensation is paid to executive officers. Target payouts under the plan are made if fully acceptable performance is achieved. Maximum payouts can exceed target payouts by 50% or more if outstanding levels of performance are achieved.

     For Management Committee members (which include five of the six named executive officers, one of whom is the chief executive officer), the most important performance criterion is the achievement of an earnings per share ('EPS') target. An annual EPS target is recommended by the Committee and approved annually by the entire Board for strategic and financial planning purposes. By setting EPS targets at levels which will be difficult to reach, the Committee assures that executive pay is truly at risk and that compensation will bear a strong relationship to corporate performance. Primary EPS (the primary performance measure for OAIP awards for Management Committee members) is adjusted by a 'supplementary performance multiplier' determined by the Committee. In most years, the multiplier is intended to reflect the Committee's subjective assessment of the Management Committee's performance as a team in areas that may not be fully reflected in current EPS results. These areas include the strategic positioning of the Company, the quality of the Company's products, social and environmental responsibility initiatives, and the efficient use of capital. Usually the multiplier can increase or decrease the basic award by up to 20%. The Committee may, in special circumstances, recognize an exceptional individual contribution. This year, in the Committee's judgment, Mr. Toller merited a 30% multiplier due to the long-term impact of his accomplishments which is not necessarily reflected in current EPS. He has led the Company through successful acquisitions and divestitures and established a global marketing and manufacturing presence. All of the named executive officers were Management

Committee members during 1994 except for Mr. Katz, who is included in the group discussed immediately below. Although he is a member of the Management Committee, Mr. Seward's primary performance measure is the operating results for the Diversified Products Group.

     For Messrs. Katz and Seward and other executive officers having direct responsibility for the profitability of a business unit, the primary performance measure is the operating income for their assigned business units. Operating income targets for each business unit are consistent with and contribute to the Company's overall EPS target. Awards for this group are adjusted by two multipliers, each of which can increase or decrease the basic award by 20%. One is based on the Company's overall EPS performance and the other is based on personal performance factors which may not be reflected in financial results. For executive officers having staff responsibilities, the basic performance measure is EPS. Basic awards can be increased or decreased up to 30% to reflect personal performance factors and contributions.

     For the 1994 OAIP bonus awards, the EPS target was adjusted by the Committee to reflect the fact that certain items did not pertain to the operating performance of the Company in that year. On this basis, EPS performance fell below the target level of performance (which would generate target basic awards), but exceeded the threshold level of performance (which would generate minimum basic awards under the plan). In addition, operating income for certain of the business units of the Company exceeded operating income targets, but other business units' operating income was insufficient to trigger minimum OAIP awards.

STOCK OPTION PLAN

     The SOP is designed to reward executive officers and other key employees directly for appreciation in the long-term price of the Company's stock. The plan directly links the compensation of executive officers to gains by the shareholders and encourages executive officers to adopt a strong stakeholder orientation in their work. The SOP also places what can be a significant element of compensation at risk because the options have no value unless there is appreciation over time in the value of Company stock.

     In 1992 shareholders approved the 1992 Stock Option Plan for Employees (the 'Plan'), which replaced all earlier stock option plans in effect. The Plan enables the Committee to grant both incentive stock options (as defined under Section 422 of the Code) and non-qualified stock options. Stock options are the only form of long-term incentive compensation currently used by the Company. However, the Committee periodically assesses the relative merits of alternative approaches to long-term incentives and may at some future time introduce other long-term incentives to either supplement or replace stock options.

     With the understanding that the value (if any) of stock options is based on future performance, the Committee bases annual stock option grants on median levels of expected value for long-term incentive grants among Comparison Group companies and other comparable corporate employers. The Committee periodically reviews the practices, grant levels, and grant values of the Comparison Group to ensure the plan continues to meet the Company's objectives. Although options are intended to reward future performance more than past or current performance, the Committee reserves the right to adjust annual grants in light of unusually poor or exceptional corporate or individual performance.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     In determining the appropriate level of total compensation for Mr. Toller, the Company's chief executive officer, the Committee reviewed the internal compensation levels of the Company, total compensation packages provided to other chief executive officers in the Comparison Group and the Company's short and long-term financial and strategic performance.

     In determining Mr. Toller's 1994 base salary and merit increase, the Committee took into account the Company's continued expansion of its global manufacturing and marketing presence, and increases in the Company's total level of sales and return on equity. In 1993, total sales increased by 23.9% from 1992 levels and return on equity before adjustments for non-recurring items was 13.2% compared with 10.8% in 1992. In addition, the Committee considered Mr. Toller's outstanding individual performance, including his contributions to the continuing success and increased value of the Company and his social and environmental leadership. An analysis of base salaries of other chief executive officers in the Comparison Group indicated his pay was slightly below the median. Based on its consideration of all of these factors, the Committee awarded Mr. Toller a base salary of $590,000, reflecting a merit increase of 8.3%.

     The Committee also approved an OAIP award of $430,100 for Mr. Toller for performance in 1994. This award was based on the Company's EPS performance, which fell below the target level of performance but exceeded the threshold level of performance thus generating a minimum basic award less than the target award, per the terms of the plan. This award was adjusted by the Committee's assessment of the long-term impact of Mr. Toller's accomplishments, which is not necessarily reflected in current EPS. The Committee considered the achievement of various non-financial goals of the Company referred to above and the successful divestiture program.

     In addition, on June 7, 1994 the Committee approved a stock option grant of 125,000 shares to Mr. Toller pursuant to the provisions of the Plan. In determining the total amount of options to be granted to Mr. Toller, the Committee assessed grant values provided to other chief executive officers in the Comparison Group, the success of the Company in achieving its financial and strategic performance goals and the individual performance of Mr. Toller. The Committee believes that this award will further serve to place Mr. Toller's compensation at risk while providing the potential for significant gain only if the Company's shareholders also participate in an appreciation in their investment.

SUMMARY

     The Committee believes that the executive compensation program continues to attract and retain the executive resources needed to maximize shareholder returns. The emphasis on compensation incentives, which address both long-term and annual performance as well as both financial and stock performance, ensures that the program functions in the best interests of the Company's shareholders.

     SUBMITTED BY THE ORGANIZATION  AND COMPENSATION COMMITTEE  OF THE BOARD  OF
DIRECTORS:

William R. Grant, Chairman           Harry G. Hohn
William J. Ashe                      Dan J. Samuel
William G. Burns

PERFORMANCE GRAPH

     The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five fiscal years ended December 31, 1994 with the cumulative total return on the S&P 500 Stock Index and the S&P Chemicals and Specialty Chemicals Indices. The year-end investment values are shown beneath the graph.

                                WITCO CORPORATION
                     Comparison of 5-Year Cumulative Total Return:
                    S&P 500, S&P Chemicals, S&P Specialty Chemicals
                      Value of $100 Invested on December 31, 1989

                               [PERFORMANCE GRAPH]

                               1989   1990  1991   1992   1993   1994
                                  FISCAL YEARS ENDED DECEMBER 31
     WITCO                     $100   $85   $121   $150   $198   $158
     S&P CHEMICALS             $100   $85   $111   $121   $136   $157
     S&P SPECIALTY CHEMICALS   $100   $96   $136   $144   $164   $143
     S&P 500                   $100   $87   $126   $136   $150   $152

     COMPANIES IN INDICES WEIGHTED BY MARKET
     CAPITALIZATION; INDEXED TO 100 AT 12/31/89.
     ALL DIVIDENDS REINVESTED OVER PERIOD.


     The Stock Price Performance Graph above and the foregoing Organization and Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Witco Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                   PROPOSAL 2

  PROPOSAL TO APPROVE ADOPTION OF THE 1995 STOCK OPTION PLAN FOR EMPLOYEES OF
                     WITCO CORPORATION AND ITS SUBSIDIARIES

     As of January 31, 1995, there were 539,660 options available for grant under the 1992 Stock Option Plan. The Company's Stock Option Plan is designed to reward executive officers and other key employees directly for appreciation in the long-term price of the Company's stock. The plan directly links the compensation of executive officers to gains by the shareholders and encourages executive officers to adopt a strong stakeholder orientation in their work. The Stock Option Plan also places what can be a significant element of compensation at risk because the options have no value unless there is appreciation over time in the value of Company stock.

     As it is the general practice of the Company to grant stock options annually, the Organization and Compensation Committee (the 'Committee') has determined that the remaining options available for grant may be insufficient for granting future options to retain and attract officers and other key employees. As such, the Committee believes it would be in the best interests of the Company to adopt a new stock option plan.

     Accordingly, upon the recommendation of the Committee, the Board of Directors adopted the 1995 Stock Option Plan for Employees of Witco Corporation and its Subsidiaries (the 'Plan') on March 2, 1995, subject to the approval of the shareholders. A copy of the Plan is annexed to the Proxy Statement as Exhibit A and should be read in its entirety. The following is a brief summary of significant provisions of the Plan.

     The Committee may grant options to the officers and other key employees of the Company and its Subsidiaries to purchase up to 2,600,000 shares of the Company's Common Stock at a price which may not be less than fair market value (as defined in the Plan) of the Common Stock on the date the option is granted; provided, however, that no person shall be granted options for more than 1,300,000 shares during the term of the Plan. The Plan permits the Committee administering the Plan to grant either incentive stock options, as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the 'Code'), or nonqualified stock options which do not meet the requirements of incentive stock options, or both. As of March 2, 1995, the fair market value of the Common Stock was $28.875 per share. Options under the Plan may not be granted after March 1, 2005.

     The Plan will be administered by the Committee, which will consist of non-employee Directors (not less than three) appointed by the Board of Directors. Members of the Committee are not eligible to receive options. The Committee determines, subject to the terms of the Plan, the individuals to whom options shall be granted, the time at which options shall be granted, the number of options granted to each individual, the option price per share, and all other matters necessary for administration of the Plan.

     No option may be exercised after the expiration of ten years from the date it is granted. If the optionee and the Company agree to the amendment of an incentive stock option agreement in a manner which grants the employee additional benefits, the amendment is deemed to be a grant of a new option, and if the requirements for incentive stock option treatment are not met at that time, the option will no longer qualify as an incentive stock option. The Plan also contains provisions concerning the exercisability of stock options upon the optionee's retirement, permanent and total disability, death or other termination of employment. Unless otherwise determined by the Committee, an option may not be exercised until one year following the date of grant, at which time 20% of the shares subject to the option become exercisable and an additional 20% become exercisable on each of the four succeeding anniversaries as long as the optionee continues to be employed by the Company.

     The Plan provides that the options shall be exercisable in full for a period of thirty (30) days following the date of a change in control of the Company, unless exempted by the Committee, or commencing on the date of shareholder approval of an agreement providing for a merger in which the Company will not remain independent. All options outstanding at the end of the thirty-day period are to be surrendered to the Company for cancellation in exchange for a cash settlement payment. The change in control provisions of the Plan may be deemed anti-takeover provisions in that they may result in increasing the cost of any proposed takeover by (i) providing a mechanism for increasing the number of shares of Common Stock outstanding, (ii) providing that exercisabilty of options granted pursuant to the Plan may be accelerated in certain events and (iii) providing for payment of cash in settlement of outstanding options.

     Payment for shares of Common Stock of the Company upon exercise of a stock option may be made in cash, or in such other form of consideration, as deemed appropriate by the Committee (including cashless exercise procedures), or shares of Common Stock, or a combination of cash and shares of Common Stock.

     The Plan is subject to amendment or termination by the Board of Directors, as deemed in the best interest of the Company, without shareholder approval; provided, however, that unless shareholders shall first approve thereof, no such amendment shall be effective for which shareholder approval is required in order to satisfy the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, the Code, the New York Stock Exchange, or any applicable state law.

FEDERAL INCOME TAX CONSEQUENCES

     Under current tax law, there are no Federal income tax consequences to either the employee or the Company on the grant of nonqualified stock options. Upon exercise of a nonqualified stock option, the excess of the fair market value of the shares subject to the option over the option price ('Spread') at the date of exercise is taxable as ordinary income to the optionee in the year it is exercised and is deductible by the Company for Federal income tax purposes. The optionee's basis in the shares will be equal to the fair market value on the date of exercise and the holding period commences on such date.

     Incentive stock option holders incur no regular Federal income tax liability at the time of grant or upon exercise of such option. However, upon exercise, the Spread will be included as alternative minimum taxable income which may give rise to 'alternative minimum tax' liability. An optionee's basis in the shares received on exercise of an incentive stock option will be the option price of such shares for regular income tax purposes. No deduction is allowable to the Company for Federal income tax purposes in connection with the grant or exercise of such option.

     If the holder of shares acquired through exercise of an incentive stock option sells such shares, within two years of the date of grant of such option or within one year from the date of exercise of such option (a 'Disqualifying Disposition'), the optionee will realize income taxable at ordinary rates.
Ordinary income is reportable during the year of such sale equal to the difference between the option price and the fair market value of the shares at the date the option is exercised, but the amount includable as ordinary income shall not exceed the excess, if any, of the proceeds of sale over the option price. In addition to ordinary income, a Disqualifying Disposition may result in taxable income subject to capital gains treatment, if the sales proceeds exceed the optionee's basis in the shares (i.e. the option price plus the amount includable as ordinary income). The amount of the optionee's taxable ordinary income will be deductible by the Company in the year of the Disqualifying Disposition.

     Shares delivered to pay for shares purchased on the exercise of an incentive stock option or nonqualified stock option will be valued at the fair market value at the date of exercise. Unless the delivery of shares constitutes a Disqualifying Disposition of shares acquired upon exercise of an incentive stock option, no taxable gain or loss on the surrendered shares will be realized at that time. For Federal income tax purposes, the optionee receives a basis and holding period in the same number of new shares equal to his original tax basis and holding period in the old shares exchanged. The optionee also receives additional shares equal in value to the aggregate Spread which have a zero tax basis in the case of an incentive stock option or a tax basis equal to the fair market value at the date of exercise in the case of a nonqualified stock option and a new holding period in either case.

     At the time of the sale of those shares received upon the exercise of an option (other than a Disqualifying Disposition of shares received upon the exercise of an incentive stock option), any gain or loss is long-term or short-term capital gain or loss, depending upon the holding period. The holding period for long-term capital gain or loss treatment is more than one (1) year.

     The affirmative vote of the holders of a majority of the shares having voting power present in person or represented by proxy at the meeting is required to approve the adoption of the Plan.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL TO APPROVE THE ADOPTION OF THE 1995 STOCK OPTION PLAN FOR EMPLOYEES OF WITCO CORPORATION AND ITS SUBSIDIARIES.

                                   PROPOSAL 3
                      PROPOSED RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP as the independent auditors to examine the accounts of the Company for the 1995 fiscal year. Ernst & Young LLP has been serving the Company in this capacity for many years. In the event that ratification of this selection of auditors is not approved by the affirmative vote of a majority of the shares voting on the proposal, the selection of independent auditors will be reconsidered by the Board of Directors.

     A member of Ernst & Young LLP is expected to be in attendance at the Annual Meeting with the opportunity to make a statement and respond to questions.

     THE   BOARD  OF  DIRECTORS  RECOMMENDS  A  VOTE  FOR  RATIFICATION  OF  THE
APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                             SHAREHOLDER PROPOSALS

     If any shareholder intends to present a proposal to the Company for inclusion in its proxy statement relating to the annual meeting of shareholders to be held in April 1996, or wishes to recommend nominees to the Board of Directors, such proposal, in writing and addressed to the Secretary, must be received by the Company no later than November 28, 1995. A shareholder may bring other business before an annual meeting by giving written notice of such proposed business, either by personal delivery or by United States mail, either certified or registered, return receipt requested, to the Secretary of the Company at least ninety days prior to the anniversary date of the last annual meeting held or not later than ten days after notice of public disclosure of the date of the annual meeting is given or made to shareholders, whichever date is earlier. Such notice shall set forth as to each item of business the shareholder proposes to bring before the annual meeting (i) a brief description of such item of business and the reasons for conducting it at the meeting and, in the event that such item of business includes a proposal to amend either the certificate of incorporation of the Company or the by-laws, the language of the proposed amendment, (ii) the name and address of the shareholder proposing such item of business, (iii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting having a market value of at least one thousand dollars and intends to appear in person or by proxy at the meeting to propose such item of business, and (iv) any material interest of the shareholder in such item of business. Only business which has been properly brought before an annual meeting of shareholders in accordance with the by-laws shall be conducted at such meeting, and the Chairman of such meeting may refuse to permit any business to be brought before such meeting which has not been properly brought before it in accordance with the by-laws.

                      By order of the Board of Directors,

                                                            Dustan E. McCoy
                                                            Vice President,
                                                            General Counsel
                                                        and Corporate Secretary

March 27, 1995

                                                                       EXHIBIT A

                      1995 STOCK OPTION PLAN FOR EMPLOYEES
                                       OF
                     WITCO CORPORATION AND ITS SUBSIDIARIES

                            ------------------------

                To be approved by Shareholders on April 26, 1995

SECTION 1. ESTABLISHMENT.

     Witco Corporation hereby establishes the 1995 Stock Option Plan for Employees of Witco Corporation and its Subsidiaries.

SECTION 2. PURPOSE.

     The purpose of the Plan is to: (a) create a strong and clear link between rewards for key employees of the Company and its subsidiaries and the creation of value for the Company's shareholders; (b) attract and retain the highest caliber employees for key positions by insuring that the Company's total compensation opportunities are fully comparable to opportunity levels among competing employers; and (c) promote a stakeholder orientation among employees in key positions by providing a meaningful opportunity to own shares of the Company.

SECTION 3. DEFINITIONS.

     (a) Affiliate means (a) any corporation that is a member of the 'controlled group of corporations' that includes the Company, determined in accordance with the Code Section 1563(a) without regard to Code Sections 1563(a)(4) and
(e)(3)(C), and (b) any organization that is part of a group of trades or businesses under common control pursuant to Code Section 414(b) that includes the Company.

     (b) Board of Directors shall mean the Board of Directors of the Company.

     (c) Change in Control shall be deemed to have occurred if:

          (i) any 'person', as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, other than an Affiliate or any employee benefit plan sponsored by the Company or an Affiliate becomes a 'beneficial owner', as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 20% or more of the 'Voting Stock' (which means the capital stock of any class or classes of the Company having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of such corporation) of the Company;

          (ii) 33 1/3% of the Board of Directors consists of individuals other than the members of the Board of Directors on January 1, 1994 (the 'Incumbent Directors'); provided, however, that any person becoming a director subsequent to such date whose election or nomination for election was approved by two-thirds (but in no event less than two) of the directors who at the time of such election or nomination comprise the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director;

          (iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

          (iv) the Company combines with another company (whether or not the Company is the surviving corporation) and immediately after the combination, the shareholders of the Company immediately prior to the combination (other than shareholders who, immediately prior to the combination, were 'affiliates' of such other company, as such term is defined in the rules of the Securities and Exchange Commission) do not beneficially own, directly or indirectly, more than 20% of the Voting Stock of the combined company; or

          (v) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Company occurs.

     (d) Code shall mean the Internal Revenue Code of 1986, together with any applicable amendments. References to Sections of the Code shall refer to any corresponding provisions of subsequent legislation.

     (e) Committee shall mean the Organization and Compensation Committee of the Board of Directors composed and acting as described in Section 4.

     (f) Company shall mean Witco Corporation, a Delaware corporation.

     (g) Date of Exercise shall mean the date on which both the payment of the Option Price and written request for the Shares to be purchased are received by the Secretary of the Company.

     (h) Date of Grant shall mean the date the Option is granted pursuant to the provisions of Section 13.

     (i) Effective Date shall have the meaning set forth in Section 12.

     (j) Exchange Act shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

     (k) Fair Market Value shall mean the closing price of the Shares on the New York Stock Exchange -- Composite Transactions Tape on the applicable valuation date or, if no trade of the Shares shall have been made on that day, the next preceding day on which there was a trade of the Shares.

     (l) Incentive Stock Option shall mean an Option meeting the requirements of
Section 422 of the Code.

     (m) Nonqualified Stock Option shall mean all Options which are not Incentive Stock Options.

     (n) Option or Options shall mean the Option or Options to purchase Shares granted pursuant to the provisions of this Plan and evidenced in the Optionee's Stock Option Agreement.

     (o) Optionee shall mean the officer or other key employee to whom an Option is granted.

     (p) Option Price shall mean the price per Share which the Optionee must pay to purchase Shares pursuant to an Option, as determined under the Plan and set forth in the Optionee's Stock Option Agreement.

     (q) Plan shall mean the 1995 Stock Option Plan for Employees of Witco Corporation and its Subsidiaries, as presently adopted and as amended from time to time.

     (r) Shares shall mean shares of the common stock of the Company ($5.00 par value), or in the event that the outstanding shares of the common stock of the Company are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other corporation, then such other stock or securities.

     (s) Stock Option Agreement, which is dated as of the Date of Grant, shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Shares pursuant to the Plan.

     (t)  Subsidiaries  or  Subsidiary  shall  mean  all  Subsidiaries  or   any
Subsidiary as such term is defined in Section 424(f) of the Code.

SECTION 4. ADMINISTRATION.

     The Plan shall be administered by the Committee, which shall consist of three or more persons who shall be members of the Board of Directors and who shall be disinterested persons as defined from time to time in Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act. The Committee shall be appointed by the Board of Directors, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee.

     The Committee will, in its discretion, determine (subject to the terms of the Plan) the officers and other key employees to be granted Options, the time or times at which Options shall be granted, and the number of Shares subject to each Option, whether the Options are Incentive Stock Options or Nonqualified Stock Options, and the manner in which Options may be exercised. In making such determination, the Committee may take into consideration the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its Subsidiaries and such other factors which the Committee may deem relevant in accomplishing the purpose of the Plan.

     The Committee shall hold its meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. The Company shall grant Options under the Plan in accordance with determinations made by the Committee pursuant to the provisions of the Plan. The Committee from time to time may adopt (and thereafter amend and rescind) such rules and provisions for carrying out the Plan and take such action in the administration of the Plan, not inconsistent with the provisions hereof, as it shall deem proper. The interpretation and construction of any provisions of the Plan by the Committee shall, unless otherwise determined by the Board of Directors, be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

SECTION 5. OPTION SHARES.

     The maximum number of Shares which may be issued upon exercise of Options under the Plan shall not exceed 2,600,000 Shares (subject to adjustment as provided in Section 10). Notwithstanding any other provision in the Plan, no person shall be granted Options for more than 1,300,000 shares (subject to adjustment as provided in Section 10) during the term of this Plan. The Shares issued under the Plan may be either issued Shares reacquired by the Company at any time and held in its Treasury or authorized but unissued Shares, as the Board of Directors from time to time may determine.

     In the event that any outstanding Options under the Plan for any reason expire or are terminated, the Shares allocable to the unexercised portion of all of such Options shall again be available for the future grant of an Option or Options under the Plan.

SECTION 6. ELIGIBILITY.

     Options will be granted only to persons who are key employees of the Company or its Subsidiaries. The term 'employees' shall include officers as well as other key employees of the Company or any Subsidiary and shall include directors who are also employees of the Company or any Subsidiary.

     No Incentive Stock Option may be granted to any individual who, on the Date of Grant, owns (within the meaning of Section 422(b)(6) of the Code) directly or indirectly stock of the Company possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of the preceding sentence, direct or indirect ownership shall be determined in accordance with the attribution rules of
Section 424(d) of the Code.

     An individual may be granted more than one Option but only on the terms and subject to the restrictions hereinafter set forth. No person shall be eligible to receive an Option for a larger number of Shares than is recommended for such individual by the Committee.

SECTION 7. LIMITATION APPLICABLE ONLY TO INCENTIVE STOCK OPTIONS.

     To the extent that the aggregate Fair Market Value of the Shares determined as of the Date of Grant with respect to which Incentive Stock Options (determined without regard to this sentence) are granted to an Optionee after 1986 and are exercisable for the first time by an Optionee in any calendar year (under all plans of the Company and its Subsidiaries) exceeds $100,000 (or such other maximum amount which may hereafter be specified under Section 422 of the
Code), such Options shall be treated as Options which are not Incentive Stock Options by taking such Options into account in the order in which granted.

SECTION 8. TERMS AND CONDITIONS OF OPTIONS.

     Each Option granted under the Plan shall be evidenced by a Stock Option Agreement containing such terms and conditions, not inconsistent with the Plan, as the Committee shall determine, provided that such Stock Option Agreement shall clearly and separately identify Nonqualified Stock Options and Incentive Stock Options and that the substance of the following terms and conditions shall be included therein:

          (a) Option Price. The Option Price at which each Share covered by such Option may be purchased shall be determined by the Committee and shall be no less than 100 percent (100%) of the Fair Market Value of the Shares on the Date of Grant.

          (b) Nontransferable. The Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and may be exercised, during the Optionee's lifetime, only by the Optionee.

          (c) Exercise After Termination of Employment. Except as provided hereafter in this paragraph (c), only those Options exercisable as of the date of the Optionee's termination of employment (determined after application of paragraph (g) hereof) may be exercised, and such Options shall be exercisable during the ninety (90) day period following such termination, provided that in no event shall Options be exercisable after the expiration of ten (10) years from the Date of Grant or such earlier date as may be specified hereunder. Options granted under the Plan shall not be affected by any change of duties or position so long as the Optionee continues to be an employee of the Company or any Subsidiary. Notwithstanding the foregoing provisions of this paragraph (c), upon termination of employment by (i) early retirement or normal retirement by an Optionee, each as determined pursuant to the Witco Corporation Retirement Plan, (ii) death or (iii) disability as determined pursuant to the Witco Corporation Long Term Disability Plan, any Option which would otherwise not then be exercisable shall become immediately exercisable and such Options shall be exercisable during the three (3) year period following such termination; provided, however, that except in the case of the death of the Optionee, the exercise of any Incentive Stock Option shall qualify for Incentive Stock Option treatment only if the Optionee has been an employee of the Company or any Subsidiary at all times during the period beginning with the Date of Grant and ending on the day three (3) months (or one (1) year in the case of an Optionee permanently and totally disabled as defined in Section 22(e)(3) of the Code) before the Date of Exercise of such Option. In the event of any question regarding the meaning of the terms 'termination', 'early retirement', 'normal retirement' or 'disability' the determination of the Committee shall be final and binding. If any Optionee who has terminated employment for a reason other than death shall die holding an Option that is not fully exercised, such Option may be exercised, to the extent it could have been exercised by the decendent, at any time within the greater of one year after such date of death or the remainder of the period in which the Optionee could have exercised the Option had he or she not died, but in no event beyond the original term of the Option.

          (d) Term of Option. No Option shall be exercisable prior to six (6) months after the Date of Grant or the date of shareholder approval of the Plan, whichever is later, or after (i) the expiration of ten (10) years from the Date of Grant or (ii) such earlier date as may be specified hereunder.

          (e) Death of Optionee. In the event of the death of an Optionee, any Option theretofore granted to such person which is then exercisable as provided in paragraph (c) shall be exercisable only by the executor or administrator of the Optionee's estate or by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or the laws of descent and distribution.

          (f) No Right to Continuance of Employment. Nothing contained in the Plan or in any Stock Option Agreement shall confer upon any Optionee any right of continuance of employment by the Company or its Subsidiaries, nor interfere in any way with the right of the Company or any of its
     Subsidiaries to terminate the Optionee's employment or change the Optionee's compensation at any time.

          (g) Dismissal for Cause. In the event that any Optionee shall be dismissed from the employ of the Company or any of its Subsidiaries for any reason which the Committee determines to constitute good cause for dismissal, the Company shall notify such Optionee of such determination and any Option still held by such person at such time shall be canceled effective as of the date of such Optionee's termination of employment. The decision of the Committee as to what shall constitute good cause for dismissal shall be final and binding upon all concerned.

SECTION 9. EXERCISE OF OPTIONS -- PURCHASE OF SHARES.

     Unless otherwise determined by the Committee (subject to Section 8(d) hereof), twenty percent (20%) of the total number of Shares subject to an Option shall become exercisable one year from Date of Grant and twenty percent (20%) on each of the four succeeding anniversaries, subject to the limitations imposed on exercise in the Stock Option Agreement. An Optionee's right to purchase Shares with respect to an Option which becomes exercisable in installments shall be cumulative during the term of the Option. An Option shall be exercised by payment to the Company of the Option Price accompanied by a written request specifying the number of Shares with respect to which such Option is exercised on the Date of Exercise. However, the Company shall not be required to issue or deliver any certificates for Shares purchased upon the exercise of an Option prior to the completion of any registration or other qualification of such shares under any state or federal law or rulings or regulations of any government regulatory body, which the Company shall determine to be necessary or advisable.

     Payment of the Option Price shall be in cash, or such other consideration as the Committee shall determine in its sole discretion, to be substantially equivalent to cash (including cashless exercise procedures), or by surrender of stock certificates representing like common stock of the Company having an aggregate Fair Market Value, determined as of the Date of Exercise, equal to the number of Shares with respect to which such Option is exercised multiplied by the Option Price per share; provided that the Committee may impose whatever restrictions it deems necessary or desirable with respect to the payment for Shares by the surrender of stock certificates representing like common stock of the Company.

     No Optionee or Optionee's executor or administrator, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person or persons under the terms of the Plan and Stock Option Agreement. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 10.

SECTION 10. CHANGE IN STOCK, ADJUSTMENTS, ETC.

     In the event that the outstanding Shares are hereafter increased or decreased or changed into, or exchanged for, a different number of shares or kind of shares or other securities of the Company or another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of Shares, or a dividend payable in capital stock, appropriate adjustment shall be made by the Committee in the number and the kind of Shares for purchase of which Options may be granted under the Plan, including the maximum number that may be granted to any one person. In addition, the Committee shall make appropriate adjustments in the number and in the kind of Shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that the Optionee's proportionate interest shall be maintained as before the occurrence of such event, and such adjustment of outstanding Options shall be made without change of the total Option Price applicable to the unexercised portion of the Option and with a corresponding adjustment in the Option Price per share; provided, however, that each such adjustment in the number and kind of Shares subject to the outstanding Options, including any adjustments in the Option Price, shall be made in such manner as not to constitute a modification as defined in Section 424(h) of the Code. Any such adjustment made by the Committee shall be conclusive.

     The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

SECTION 11. DURATION, AMENDMENT AND TERMINATION.

     The Board of Directors may at any time terminate the Plan or make such amendments thereof as it shall deem advisable and in the best interest of the Company, without further action on the part of the shareholders of the Company; provided, however, that no such termination or amendment shall, without the consent of the individual to whom any Option shall theretofore have been granted, affect or impair the rights of such individual under such Option, and provided further, that unless the shareholders of the Company shall have first approved thereof, no amendment of the Plan shall be effective for which shareholder approval is required in order to satisfy the requirements of Rule 16b-3 under Section 16(b) of the Exchange Act, the Code, the New York Stock Exchange, or any other applicable laws.

     It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Committee. The Board of Directors is authorized to amend the plan and to make any such modifications to Stock Option Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better the purposes of the Plan in light of any amendments made to Rule 16b-3.

     No Option shall be granted under the Plan after March 1, 2005, but Options granted prior to or as of such date may extend beyond such date in accordance with the provisions hereof.

SECTION 12. EFFECTIVE DATE OF THE PLAN.

     The Plan shall be effective on the date approved by the Board of Directors (the 'Effective Date'), subject to the approval of the Plan within twelve (12) months of its Effective Date by the shareholders of the Company. After the Effective Date, the Options may be granted as provided herein subject to such subsequent shareholder approval.

SECTION 13. DATE OF GRANT.

     The Date of Grant of an Option pursuant to the Plan shall be the date the Committee's decision that an Option shall be granted becomes final or such later date as specified by the Committee. The Company shall submit to the Optionee a Stock Option Agreement duly executed by and on behalf of the Company, with the request that the Optionee execute such Agreement and return it to the Secretary of the Company within thirty (30) days after it is mailed by the Company to the Optionee.

SECTION 14. NO OBLIGATION TO EXERCISE OPTION.

     Granting of an Option shall impose no obligation on the Optionee to exercise such Option.

SECTION 15. WITHHOLDING TAXES.

     The Company's obligations to deliver Shares upon the exercise of any Option shall be subject to applicable federal, state and local tax withholding requirements. Accordingly, the Company may either (i) reduce the number of Shares otherwise issuable, subject to such limitations as may be imposed by Rule 16b-3 under Section 16(b) of the Exchange Act, or (ii) require reimbursement from the holder equal to the withholding applicable under federal, state and local income tax laws and regulations.

SECTION 16. EFFECT OF CHANGE IN CONTROL OR TENDER OFFER.

     (a) Each Stock Option Agreement entered into pursuant to the Plan shall provide that Options granted under the Plan shall be exercisable in full for a period of thirty (30) days following the date of a Change in Control of the Company.

     (b) A tender offer or exchange offer for shares which results in a Change in Control shall be deemed to constitute a Tender Offer.

     (c) All Options outstanding at the end of the thirty (30) day period in subsection (a) hereof shall be surrendered to the Secretary of the Company for cancellation in exchange for a settlement payment. The amount paid in settlement for the surrender and cancellation of each Option shall be the higher of:

             (i) the excess of the Fair Market Value of the Shares subject to the Option (regardless of exercisability) at the end of the period specified in subsection (a) hereof over the Option Price; or

             (ii) the excess of the 'Offer Price per Share' (as hereinafter defined), if any, of the Shares subject to the Option (regardless of exercisability) over the Option Price.

     As used in subparagraph (ii) above, the term 'Offer Price per Share' shall mean the highest price per Share payable in any Tender Offer which was in effect at any time during the period beginning sixty (60) days prior to the date on which such Option was surrendered. Any securities or other property which are part of the consideration paid for Shares in a Tender Offer shall be valued in determining the Offer Price per Share at the valuation placed on such securities or property by the corporation, person or other entity making the Tender Offer.

     (d) The Committee at any time may exempt from the operation of  subsections
(a) and (c) hereof any outstanding Option selected by the Committee or may exempt all outstanding Options. No exemption shall, however, be effective after payment or delivery of Shares has been made in settlement of a surrendered Option.

     (e) The Committee shall have sole discretion to determine whether settlement payments shall be made wholly in cash, wholly in Shares or by a combination of cash and Shares. In the event no action is taken by the Committee to determine the method of payment, the amount due shall be paid in cash.

     (f) To the extent that the exercise of an Option during the thirty (30) day period referred to in subsection (a) above or the surrender of an Option as provided for in subsection (c) above would result in liability under Section 16(b) of the Exchange Act to an Optionee, the Committee shall exempt from the operation of subsections (a) and (c) hereof any such Options, pursuant to subsection (d) above, until such time that the exercise of such Option would not result in liability under Section 16(b) of the Exchange Act.

SECTION 17. OTHER TERMS.

     Stock  Option  Agreements  evidencing   Options  may  contain  such   other
provisions, not inconsistent with the Plan, as the Committee deems advisable.

                                 APPENDIX 1
                                 PROXY CARD

      Witco
                                                        Witco Corporation
                                                        One American Lane
                                                        Greenwich, CT 06831-2559
                                                        William R. Toller
                                                        Chairman of the Board
                                                        Chief Executive Officer

       March 27, 1995

       To the Shareholders of Witco Corporation:

       As you know, Witco moved to a new World Headquarters in Greenwich, Connecticut in mid 1994. We are proud to note that for the first time in the Company's public history, the Annual Meeting of Shareholders will be hosted at the new Witco World Headquarters.

       The 1995 Annual Meeting of Shareholders of Witco Corporation will take place on Wednesday, April 26, 1995 beginning at 2:00 p.m. Eastern Daylight Savings Time in the offices of Witco Corporation, One American Lane, Greenwich, Connecticut on the 3rd floor. See the reverse side of this letter for a map to Witco's World Headquarters in Greenwich, Connecticut. The matters to be taken up at the meeting are described in the enclosed proxy statement.

       Your vote and participation in the Annual Meeting of Shareholders is important. Whether you plan to attend the meeting or not, please review carefully the enclosed proxy statement, complete the form of proxy on the reverse side, and return the form promptly in the envelope provided.

       If you do plan to attend the meeting, we look forward to seeing you at the meeting.

       Sincerely,

       Chairman

                                 FOLD AND DETACH HERE

                                  Witco Corporation

          Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting to be held April 26, 1995

        The undersigned hereby appoints Michael D. Fullwood, William E. Mahoney, Dustan E. McCoy and William R. Toller, or any one of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of WITCO CORPORATION held of record by the undersigned on March 10, 1995, with all powers the undersigned would possess if present upon the following matters and upon any other business that may properly come before the Annual Meeting of Shareholders to be held on Wednesday, April 26, 1995 at 2:00 P.M., at Witco Corporation, One American Lane, Third Floor, Greenwich, Connecticut, and at any adjournments thereof.

        This proxy when properly executed will be voted as specified herein. If no specification is made, it is the intention of the proxies to vote FOR proposals 1, 2 and 3.

        Please indicate your vote for the election of Directors on the reverse. The nominees are:

        William J. Ashe, William G. Burns, William E. Mahoney, L. John Polite,
                               Jr. and William Wishnick

 Please sign the reverse side of this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.
                                                                 SEE REVERSE
                                                                     SIDE
P
R
O
X
Y

                            FOLD AND DETACH HERE

        X        Please mark your
                 votes as in this          --
                 example.                  -

        X       0581
                                -
                ----------------------

        This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and FOR proposals 2 and 3.

         The Board of Directors recommends a vote FOR all proposals.

                                                                  FOR               WITHHELD
   To vote for all items AS
   RECOMMENDED
                                               1. Election of
                                               Directors (see
                                                  reverse)
   BY THE BOARD OF DIRECTORS,
   mark this box, sign, date and
   return this proxy. (NO
   ADDITIONAL VOTE IS NECESSARY.)

                                   For all nominees, except those entered below:

                                   ---------------------------------------------

                           FOR     AGAINST   ABSTAIN
2. To approve the
 adoption of the 1995
 Stock Option Plan for
 Employees of Witco
 Corporation and its
 Subsidiaries.

3. To ratify the
 appointment of Ernst
 & Young as the
 Company's independent
 auditors for 1995.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- -------------------------------------------------

- -------------------------------------------------
SIGNATURE(S)                                                        DATE